Exhibit 3.58

Secretary of State

Filed in the Office of the

P.O. Box 13697 Secretary of State of Texas

Austin, TX 78711-3697 Filing #: 801409092 04/07/2011

FAX: 512/463-5709 Document #: 363069860002

Filing Fee: $300 Certificate of Formation Image Generated Electronically

Limited Liability Company for Web Filing

Article 1—Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Sabra Texas GP, LLC

Article 2—Registered Agent and Registered Office [X]A. The initial registered agent is an organization (cannot be company named above) by the name of: Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

[ ]B. The initial registered agent is an individual resident of the state whose name is set forth below:

C. The business address of the registered agent and the registered office address is: Street Address:

211 E. 7th Street Austin TX 78701-3218

Consent of Registered Agent

A. A copy of the consent of registered agent is attached. TXconsentLLC.pdf

OR

[ ] B. The consent of the registered agent is maintained by the entity.

Article 3—Governing Authority [ ] A. The limited liability company is to be managed by managers.

OR

B. The limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the governing persons are set forth below:

Managing Member 1: (Business Name) Sabra Health Care Limited Partnership Address 18500 Von Karman Avenue Suite 550 Irvine CA, USA 92612

Article 4—Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.

Supplemental Provisions / Information

[The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer are set forth below.

Jonathan J. Eckhardt, Esq. 610 Newport Center Dr., #1200, Newport Beach, CA 92660

A. This document becomes effective when the document is filed by the secretary of state.

OR

[ ] B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Jonathan J. Eckhardt

Signature of Organizer FILING OFFICE COPY

Form 401-A

(Revised 12/09)

Acceptance of Appointment

and

Consent to Serve as Registered Agent

§5.201	(b) Business Organizations Cade

The following form may be used when the person designated its registered agent in a legiytcicd agent filing is an individual.

Acceptance_o.LAjmointir>eiit and Consent to Serve as Registered Agent I acknowledge. accept and consent to my designation or appointment as registered agent in Texas for fiaivp of fiftepfe.ftmJtrtl

I am Jim n resident of the state and understand that it will be my responsibility to receive any process, notice, or demand that is served on me as the registered agent of the represented entity, to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if T resign.

The following form may be used when the person designated as registered agent in a registered agent filing is an organization.

Acceptance of Appointment and Consent to Serve as Registered Agent

1	am authorized to act On behalf of Service Company d/b/a CSC-Lawyers Service Company lire organization is registered or otherwise authorized to do business in Texas, The organization acknowledges, accepts and consents to its appointment or designation as registered agent in Texas for:

Sabra Texas GP, LLC

The organization takes responsibility to receive any process, notice, or demand that is served on the organization as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submiL a statement of resignation to the Secretary of Slate if the organization resigns

Cmpnrjiiur Mtrviuu Company CSC- Service Company